Exhibit 3.1

ARTICLES OF INCORPORATION

OF

DDS TECHNOLOGIES USA, INC.

First. The name of the Corporation is DDS TECHNOLOGIES USA, INC.

Second. The Resident Agent for this Corporation shall be The Corporation Trust Company of Nevada. The address of the Resident Agent and the registered or statutory address of this Corporation in the State of Nevada, shall be: 6100 Neil Road, Suite 500, Reno, Nevada 89511.

Third. The purpose of the Corporation is to engage in any lawful act or activities for which corporations may be organized under the General Corporation Law of the State of Nevada.

Fourth. That the total number of shares of all classes of stock which the Corporation shall have authority to issue is 26,000,000 shares of the par value of $.0001 each, of which, 25,000,000 shares of the par value of $.0001 each shall be designated as common stock and 1,000,000 shares of the par value of $.000l each shall be designated as blank check preferred stock. The Board of Directors is hereby authorized to fix the rights, preferences, privileges and restrictions granted to or imposed upon additional series of preferred stock, and the number of shares constituting any such series and the designation thereof, or of any of them.

Fifth. The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1).

The first Board of Directors shall be four (4) in number and the name and the post office address of each Director shall be listed as follows:

Ben Marcovitch 150 E. Palmetto Park Rd., Ste. 510, Boca Raton, FL 33432

Dr. Jacques DeGroote 150 E. Palmetto Park Rd., Ste. 510, Boca Raton, FL 33432

Umberto Manola 150 E. Palmetto Park Rd., Ste. 510, Boca Raton, FL 33432

Dr. Marc J. Mallis, M.D. 150 E. Palmetto Park Rd., Ste. 510, Boca Raton, FL 33432

Sixth. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

Name:	Linda M. Parzynski
Address:	Hodgson Russ LLP One M&T Plaza, Suite 2000 Buffalo, NY 14203

Seventh. No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.

Eighth. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

I, the undersigned, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this April 10, 2003.

/s/ Linda M. Parzynski
Incorporator

Certificate of Acceptance
By Resident Agent

I hereby accept appointment as Resident Agent for the above-named Corporation.

THE CORPORATION TRUST COMPANY OF NEVADA

By: /s/ Kevin A. Sebunia, Assistant Secretary Authorized Signature of R.A. or On Behalf of R.A. Company

Date: 4-10-03

Back to Contents

FILE NUMBER

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

DDS TECHNOLOGIES USA, INC.	4/10/2003	C8545-03
(Name of Corporation)	(Incorporation Date)

A Nevada CORPORATION	FOR THE FILING PERIOD ________________	TO _______
(State of Incorporation)

The corporation’s duly appointed resident agent in the State of Nevada upon whom process can be served is:

The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511
Office Use Only

Important: Read instructions before completing and returning this form.

1.	Print or type names and addresses, either residence or business, for all officers and directors. A president, secretary, treasurer and at least one director must be named.
2.	Have an officer sign the form. FORM WILL BE RETURNED IF UNSIGNED.
3.	Return the completed form with the $165.00 filing fee. A $50.00 penalty must be added for failure to file this form by the 1st day of the 2nd month following incorporation date.
4.	Make your check payable to the Secretary of State. Your cancelled check will constitute a certificate to transact business per NRS 78.155. If you need a receipt, return page 2 certificate and ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE. To receive a certified copy, enclose a copy of this completed form, an additional $20.00 and appropriate instructions.
5.	Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 89701-4201, (775) 684-5708.

FILING FEE: $165.00      LATE PENALTY: $50.00
THIS FORM MUST BE FILED BY THE 1st DAY OF THE 2nd MONTH FOLLOWING INCORPORATION DATE

NAME Ben Marcovitch	TITLE(S) PRESIDENT
PO BOX STREET ADDRESS 150 East Palmetto Park Road, Suite 510	CITY Boca Raton	ST FL	ZIP 33432

NAME Joseph Fasciglione	TITLE(S) SECRETARY
PO BOX STREET ADDRESS 150 East Palmetto Park Road, Suite 510	CITY Boca Raton	ST FL	ZIP 33432

NAME Ben Marcovitch	TITLE(S) DIRECTOR
PO BOX STREET ADDRESS 150 East Palmetto Park Road, Suite 510	CITY Boca Raton	ST FL	ZIP 33432

NAME Dr. Jacques DeGroote	TITLE(S) DIRECTOR
PO BOX STREET ADDRESS 150 East Palmetto Park Road, Suite 510	CITY Boca Raton	ST FL	ZIP 33432

NAME Umberto Manalo	TITLE(S) DIRECTOR
PO BOX STREET ADDRESS 150 East Palmetto Park Road, Suite 510	CITY Boca Raton	ST FL	ZIP 33432

I declare, to the best of my knowledge, under penalty of perjury, that the above mentioned entity has complied with the provisions of chapter 364A of NRS.

x Signature of officer	Title(s) Secretary	Date 7/2/03

Nevada Secretary of State Form INITIAL LIST-PROFIT 1999.01 Revised on: 07/22/01